Exhibit 10.4

LOCK-UP AGREEMENT

LOCK-UP AGREEMENT (this “Agreement”), dated as of this 20th day of  January 2010, by and between MARGIE CHASSMAN (“Chassman”), and OMNIMMUNE HOLDINGS, INC. (the “Company”).

W I T N E S S E T H

WHEREAS, Chassman beneficially owns and holds certain shares of common stock, par value $.0001 per share (the “Common Stock”) of the Company and certain promissory notes of the Company, a portion of which are convertible into shares of the Common Stock of the Company (the “Chassman Notes”); and

WHEREAS, certain parties affiliated with, and/or otherwise controlled by Chassman and her affiliates, whether directly or indirectly, (collectively, the “Additional Parties”), currently hold or own certain shares of Common Stock and/or certain notes or other securities convertible into Common Stock; and

WHEREAS, in connection with Chassman’s standby commitment with respect to a financing by the Company through the sale of convertible notes in the principal amount of $500,000, and as part of the Company’s agreed upon recapitalization of its capital structure. as described in tha certain term Sheet between the Company and Margie Chassman of even date herewith, the Company has agreed to adjust the conversion price on up to $800,000 principal amount of the Chassman Notes to $0.01 per share of Common Stock, subject to Chassman’s agreement to limit her sales of Common Stock and Chassman Notes of the Company, and to bind the Additional Parties to the terms of this lock-up, all in accordance with this Agreement .

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

1.           Lock-Up.             (a)  Chassman agrees, for herself and on behalf of the Additional Parties, that for a period of twenty-four (24) months following the date hereof (the “Lock-Up Period”), Chassman and the Additional Parties will not, without the prior written consent of the Company, sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or any notes or other securities convertible into Common Stock, including the Chassman Notes, except as provided herein.  The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of Chassman, and (c) disposition of up to $25,000 principal amount of the Notes to Chassman’s attorney, provided that such attorney agrees in writing to be bound by the terms of this Agreement.  In addition, to the extent that any Common Stock held by any of the Additional Parties represents “Founders’ Stock” acquired by an original investor  prior to the completion of the merger that resulted in the Company becoming a public company, such Additional Parties shall not be subject to the restrictions of this Lock-Up solely with respect to such original Founders’  shares.  With the exeption of the notes or shares reprenting the Leak-Out Amount (asd defined below), all shares of Common Stock, Chassman Notes and other convertible notes that are covered by and subject to the terms of this Lock-upshall bear an appropriate legend evidencing the limitations concerning the  sale, pledge or other transfer thereof, both under appropriate securities laws and the terms of this Lock-Up Agreement.

                                           (b)  Notwithstanding the provisions of  paragraph (a) of this Section 1, during the Lock-Up Period, Chassman may sell shares of Common Stock, including shares into which any Chassman Notes have been converted, or the Chassman Notes themselves,  provided that the aggregate number of shares that she may sell in any calendar quarter during the Lock-Up Period may not exceed 3,000,000 shares of Common Stock, inclusive of shares into which any transferred Chassman Note is convertible (the “Leak-Out Amount”), and provided further that the shares represented by the Leak-Out Amount, including those into which any Chassman Note is convertible, may only be sold to Brian D Corday and/or BullBear Ventures (collectively, “Corday”) in a private sale or series of private sales, it being understood that there shall be no contractual restriction on Corday’s ability to immediately re-sell the acquired  shares that comprise the Leak-Out Amount, including through the public markets.  Notwithstanding the foregoing, all parties agree and acknowledge that the transfer of the Leak-Out Amount to Corday, and all subsequent sales of the Notes or the Underlying Shares by Corday, are subject to compliance with all applicable securities laws, including the Securities Act of 1933, as amended.

                                   (c)  Chassman represents that she has the power and authority to bind the Additional Parties to this Lock-Up Agreement and that she shall be responsible for any sale of stock or notes by the Additional Parties which violate the terms of this Agreement.

2.           Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

3.           Counterparts.

This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same Agreement.

4.           Notices.

All notices hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon receipt of a transmission confirmation (with a confirming copy delivered personally or sent by overnight courier) if sent by facsimile or like transmission, or (c) on the next business day when sent by Federal Express, United Parcel Service, U.S. Express Mail or other reputable overnight courier for guaranteed next day delivery, as follows.

If to Chassman:    at her address shown on the books and records of the Company.

If to the Company:     at 4600 Post Oak Place, Suite 352, Houston, TX , Attn: Harris A. Lichtenstein, CEO.

Either party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner above provided for giving notice.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

/s/ Margie Chassman
Margie Chassman, for herself and on
behalf of the Additional Parties

OMNIMMUNE HOLDINGS, INC.

By:/s/ Harris A. Lichtenstein

Harris A. Lichtenstein, CEO